Exhibit 99.3

October 27, 2014

Transcept Pharmaceuticals, Inc.

1003 W. Cutting Blvd., Suite #110

Point Richmond, CA 94804

Consent to Reference in Proxy Statement/Prospectus/Information Statement

Transcept Pharmaceuticals, Inc. (the “Company”) is filing a Registration Statement on Form S-4 (Registration No. 333-             ) with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”). In connection therewith, I hereby consent, pursuant to Rule 438 of the Securities Act, to the reference to me in the proxy statement/prospectus/information statement included in such registration statement as a future member of the board of directors of the Company.

Sincerely,

/s/ Evan Loh
Name: Evan Loh, M.D.